Exhibit 10.1

EXECUTIVE RETENTION AGREEMENT

          THIS EXECUTIVE RETENTION AGREEMENT (this “Agreement”) is made and entered into as of this _________ day of __________ 2009, by and between PACIFIC STATE BANK, a California corporation (“PSB”), and RICKY DEAN SIMAS, whose address is ________________, ____________, CA _______ (“Executive”).

W I T N E S S E T H:

          WHEREAS, Executive is currently employed by PSB as President of PSB, and the parties wish to continue Executive’s employment on the terms and conditions set forth in this Agreement; and

          WHEREAS, it is in the best interest of PSB to offer the compensation set forth in this Agreement to Executive.

          NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth, and intending to be legally bound hereby, it is hereby agreed as follows:

1.	Position and Duties.

          Executive agrees to and shall diligently and conscientiously devote Executive’s full business time, attention, energy, knowledge, skill, and diligent efforts to the business of PSB and the discharge of Executive’s duties hereunder. Executive will abide by all policies and decisions made by PSB, as well as all applicable federal, state, and local laws, regulations, and ordinances. Executive’s duties under this Agreement shall be to serve as President of PSB, with the responsibilities, rights, authority and duties customarily pertaining to such office and as may be established from time to time by or under the direction of the Board of Directors of PSB (the “Board”) or its designees. Executive shall report to the Board. As an exempt, salaried employee, Executive shall work such hours as required by the nature of Executive’s work assignments. PSB reserves the right to modify Executive’s position and duties at any time in its sole discretion.

          Executive shall not engage in any activity that conflicts with or adversely affects Executive’s performance of Executive’s duties under this Agreement; accept any other employment, whether as an executive, as a consultant, or in any other capacity, whether or not Executive is compensated therefore, or violate any of the polices described in PSB’s then applicable Policy Manual, Employee Handbook, or other PSB materials.

2.	Employment Term.

          Executive is currently employed by PSB and, subject to the provisions of Section 3, the parties agree that Executive’s employment shall continue until terminated (“Employment Term”).

3.	At-Will.

          Executive acknowledges and understands that at all times Executive’s employment with PSB is “at-will,” which means that at all times, Executive’s employment may be terminated or changed for any reason, or for no reason, with or without cause or notice.

          It is PSB’s policy that all Executives are at-will employees. This at-will employment policy is not modified by this Agreement and may not be modified by any statements contained in PSB’s handbook or any other handbooks, employment applications, employee handbook, or other materials provided to applicants and/or employees in connection with their employment. None of these documents, whether singly or combined, are to create an express or implied contract of employment for a definite period, nor an express or implied contract concerning any terms or conditions of employment. Similarly, PSB policies and practices with respect to any matter are not to be considered as creating any contractual obligation on PSB’s part or as stating in any way that termination will occur only for “just cause.” Statements of specific grounds for termination set forth in PSB’s handbook or in any other PSB documents are examples only, not all inclusive lists, and are not intended to restrict PSB’s right to terminate employment.

          Completion of an introductory period or conferral of regular status does not change an Executive’s status as an at-will employee nor in any way restricts PSB’s right to terminate such an employee or change the terms or conditions of Executive’s employment.

          From time to time, PSB may change its name or corporate structure. Such changes shall not in any way alter the “at will” nature or unalterable fact that Executive’s employment is “at will.”

4.	Place of Employment.

          Executive’s performance of services under this Agreement shall be rendered at PSB’s principal executive offices in Stockton, California, subject to the necessary travel requirements of Executive’s position and duties hereunder.

5.	Compensation – Base Salary.

          PSB shall pay to Executive during the Employment Term, base salary compensation at an annual rate of not less than Two Hundred Thousand and 00/100 Dollars ($200,000.00). Upon the sale by PSB of a thirty percent (30%) or greater shareholder interest in PSB stock or the sale of PSB stock through a public offering, Executive’s annual salary shall be increased to Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00). The Board shall regularly review Executive’s base salary in light of the performance of Executive and PSB, may, in its sole discretion, maintain or increase (but not decrease) such base salary by an amount PSB determines to be appropriate. Executive’s annual base salary payable hereunder, as it may be maintained or increased from time to time, is referred to herein as “Base Salary.” Base Salary shall be paid in equal installments in accordance with PSB’s payroll practices in effect from time to time for executive officers, but in no event less frequently than monthly. In addition to the Base Salary, Executive shall be eligible to earn an annual cash performance bonus (an “Annual Bonus”) as determined by the Board.

6.	Benefits.

          Executive shall be eligible to participate in all employee benefit programs of PSB offered from time to time during the Employment Term by PSB to employees or executive officers of Executive’s rank, to the extent that Executive qualifies under the eligibility provisions of the applicable plan or plans, in each case consistent with PSB’s then-current practice as approved by the Board from time to time. The foregoing shall not be construed to require PSB to establish such plans or to prevent the modification or termination of such plans once established, and no such action or failure thereof shall affect this Agreement. Executive recognizes that PSB has the right, in its sole discretion, to amend, modify, or terminate its benefit plans without creating any rights in Executive. This Agreement shall not amend any rights of PSB or Executive under the Salary Continuation Agreement dated September 30, 2003.

7.	Vacation.

          Executive shall be entitled to paid vacation and sick time (“PTO”) consistent with the PTO offered from time to time during the Employment Term by PSB to employees.

8.	Business Expenses.

          PSB shall promptly reimburse Executive for Executive’s reasonable and necessary expenditures for travel, entertainment, and similar items made in furtherance of Executive’s duties under this Agreement consistent with the policies of PSB as applied to all executive officers. Executive shall document and substantiate such expenditures as required by the policies of PSB as applied to all executive officers, including an itemized list of all expenses incurred, the business purposes for which such expenses were incurred, and such receipts as Executive reasonably has been able to obtain.

9.	Termination Following PSB’s Sale of PSB Stock.

          a.           In the event that during the Employment Term there is a sale by PSB of a thirty percent (30%) or greater shareholder interest in PSB stock, and then prior to December 31, 2010 Executive is terminated by PSB, except for termination pursuant to Section 9 (b), then Executive shall be paid a monthly cash payment of Twenty Thousand Eight Hundred Thirty-Three and 00/100 Dollars ($20,833.00) until the earlier of either:

          (1)          Executive finds new employment paying a gross salary of no less than Twenty Thousand Eight Hundred Thirty-Three and 00/100 Dollars ($20,833.00) per month; or

          (2)          Twelve months after termination of Executive by PSB.

                         Notwithstanding the foregoing, in the event Executive finds new employment following termination by PSB and Executive’s new employment pays less than Twenty Thousand Eight Hundred Thirty-Three and 00/100 Dollars ($20,833.00) per month gross salary, then the Twenty Thousand Eight Hundred Thirty-Three and 00/100 Dollars ($20,833.00) per month payment set forth above, shall be reduced by the gross salary Executive is to be paid at Executive’s new employment. (For example, if Executive finds new employment at Ten Thousand and 00/100 Dollars ($10,000.00) per month gross salary, Bank shall pay Executive Ten Thousand Eight Hundred Thirty-Three and 00/100 Dollars ($10,833.00) per month until the expiration of 12 months after Executive’s termination by PSB.)

          b.          Notwithstanding any provision of this Agreement to the contrary, PSB and the surviving corporation shall not have any obligation to continue to employ, offer to employ, or pay Executive any benefit or monies under this Agreement if Executive has committed any of the following:

          (1)          Willful breach of duty in the course of employment, or habitual neglect of employment responsibilities and duties;

          (2)          Conviction of any felony or crime involving moral turpitude, fraud, or dishonesty;

          (3)          Willful violation of any state or federal banking or securities law, the rules or regulations of any banking agency, or any material PSB rule, policy, or resolution resulting in an adverse effect on PSB; or

          (4)          Disclosure to any third party by the Executive, without authority or permission, of any secret or confidential information of PSB.

10.	Designation of Beneficiaries.

          Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any Compensation, Deferred Compensation, or Benefits payable hereunder following the Executive’s death by giving PSB written notice thereof. In the event of Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate, or other legal representative(s).

11.	No Conflict.

          Executive represents and warrants to PSB that Executive has the capacity to enter into this Agreement and the other agreements referred to herein, and that the execution, delivery, and performance of this Agreement and such other agreements by Executive will not violate any agreement, undertaking, or covenant to which Executive is party or is otherwise bound, including any obligations with respect to proprietary or confidential information of any other person or entity.

12.	Key Man Insurance.

          PSB will have the right throughout the Employment Term to obtain, maintain, or increase insurance, in the name of PSB and for PSB’s sole benefit or otherwise, on Executive’s life in such amount as the Board in the discretion of the Board. Upon reasonable advance notice, Executive will cooperate in any and all necessary physical examinations without expense to Executive, supply information, and sign documents, and otherwise cooperate fully with PSB as PSB may request in connection with any such insurance.

13.	Litigation Cooperation.

          Executive agrees to cooperate with PSB and its attorneys, both during and after the termination of Executive’s employment, in connection with any litigation or other proceeding arising out of or relating to matters of which Executive was involved prior to the termination of Executive’s employment. Executive’s cooperation shall include, without limitation, providing assistance to PSB’s counsel, experts and consultants, and providing truthful testimony in pretrial and trial or other proceedings. In the event that Executive’s cooperation is requested after the termination of Executive’s employment, PSB will (a) seek to minimize interruptions to Executive’s schedule to the extent consistent with its interests in the matter; and (b) reimburse Executive for all reasonable and appropriate out-of-pocket expenses actually incurred by Executive in connection with such cooperation upon reasonable substantiation of such expenses.

14.	Notices.

          All notices, requests, demands or communications regarding this Agreement shall be in writing and shall be deemed to have been duly given:

          a.          When delivered personally;

          b.          Three business days after being mailed by first class certified mail, return receipt requested, postage prepaid;

          c.          One business day after being sent by a reputable overnight delivery service, postage or delivery charges prepaid; or

          d.          On the date on which a facsimile is transmitted to the parties at their respective addresses stated below. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 14, except that any such change of address notice shall not be effective unless and until received.

     If to PSB:

     PACIFIC STATE BANK, A California corporation
     1899 W. March Lane
     Stockton, CA 95207
     Attn: Board of Directors

     If to Executive, to Executive’s address set forth above.

15.	Amendments, Waivers, Etc.

          a.          No amendment or modification of this Agreement shall be effective unless set forth in a writing signed by PSB and Executive. No waiver by either party of any breach by the other party of any provision or condition of this Agreement shall be deemed a waiver of any other provision or condition. Any waiver must be in writing and signed by the waiving party.

          b.          There are no representations, agreements, arrangements, or understandings, oral or written, among the parties relating to the subject matter hereof which are not expressly set forth herein, and no party hereto has been induced to enter into this Agreement, except by the agreements expressly contained herein.

          c.          Nothing herein contained shall be construed so as to require the commission of any act contrary to law, and wherever there is a conflict between any provision of this Agreement and any present or future statute, law, ordinance or regulation, the latter shall prevail, but in such event the provision of this Agreement affected shall be modified, amended, curtailed and/or limited only to the extent necessary to bring it within legal requirements.

          d.          This Agreement shall inure to the benefit of and be enforceable by Executive and Executive’s heirs, executors, administrators, and legal representatives, and by PSB and its successors and assigns. This Agreement is personal to Executive, and neither this Agreement nor any rights hereunder may be assigned, transferred, conveyed, or otherwise disposed of by Executive.

16.	Governing Law; Dispute Resolution.

          a.           This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflict of laws principles.

          b.           ANY DISPUTE ARISING OUT OF OR RELATING TO EXECUTIVE’S EMPLOYMENT, WITH THE EXCEPTION OF WORKERS’ COMPENSATION OR UNEMPLOYMENT CLAIMS, SHALL BE SUBMITTED TO BINDING ARBITRATION CONDUCTED IN SAN JOAQUIN COUNTY, CALIFORNIA, PURSUANT TO CALIFORNIA’S ARBITRATION LAW, CODE OF CIVIL PROCEDURE SECTION 1280 ET. SEQ. THE PARTIES SHALL HAVE THE RIGHT TO DISCOVERY PURSUANT TO CODE OF CIVIL PROCEDURE SECTION 1283.05. THE ARBITRATOR SHALL BE A RETIRED JUDGE OR AN ATTORNEY SELECTED BY THE PARTIES WHO IS EXPERIENCED IN EMPLOYMENT LAW MATTERS AND WHO SHALL RENDER A WRITTEN ARBITRATION DECISION. IF THE PARTIES ARE UNABLE TO AGREE UPON AN ARBITRATOR, THEN THE ARBITRATOR SHALL BE APPOINTED BY THE SUPERIOR COURT IN THE COUNTY OF SAN JOAQUIN UPON PROPER APPLICATION. THE ARBITRATOR SHALL NOT HAVE THE POWER TO COMMIT ERRORS OF LAW OR LEGAL REASONING, AND THE AWARD MAY BE VACATED OR CORRECTED ON APPEAL TO A COURT OF COMPETENT JURISDICTION FOR ANY SUCH ERROR. EXECUTIVE SHALL NOT BE REQUIRED TO PAY ARBITRATOR’S FEES.

17.	Attorney’s Fees.

          The prevailing party in any dispute arising out of or relating to this Agreement shall be entitled to reasonable attorney’s fees in addition to any other relief to which that party may be entitled.

18.	Taxes.

All payments required to be made to Executive hereunder, whether during the term of Executive’s employment hereunder or otherwise, shall be subject to all applicable federal, state, and local tax withholding laws.

19.	Headings, Etc.

          The headings set forth herein are included solely for the purpose of identification and shall not be used for the purpose of construing the meaning of the provisions of this Agreement. Unless otherwise provided, references herein to Exhibits and Sections refer to Exhibits to and Sections of this Agreement.

20.	Confidentiality.

          The parties agree that the existence and terms of this Agreement are and shall remain confidential. The parties shall not disclose the fact of this Agreement or any of its terms or provisions to any person without the prior written consent of the other party hereto; provided, however, that nothing in this Section 20 shall prohibit disclosure of such information to the extent required by law, nor prohibit disclosure of such information by each party to its own legal or financial consultants, all of whom shall first agree to be bound by the confidentiality provisions of this Section 20, nor prohibit disclosure of such information within PSB in the ordinary course of its business to those persons with a need to know, as reasonably determined by PSB.

21.          Construction. Each party has cooperated in the drafting and preparation of this Agreement. Therefore, in any construction to be made of this Agreement, the same shall not be construed against either party on the basis that the party was the drafter.

22.	Severability.

          If a court which has jurisdiction finds that any provision of this Agreement is invalid, void, or unenforceable, all remaining portions of this Agreement shall remain in full force and effect. Similarly, if a court which has jurisdiction finds that any provision of this Agreement as applied to particular persons, places, and/or circumstances is invalid, unenforceable, or void, the provision as applied to any other persons, places, and/or circumstances, as well as the balance of the Agreement, shall remain in full force and effect.

23.          Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

24.	Acknowledgment by Executive.

          Executive represents that Executive is knowledgeable and sophisticated as to business matters, including the subject matter of this Agreement, that Executive has read this Agreement, and that Executive understands its terms. Executive acknowledges that prior to assenting to the terms of this Agreement, Executive has been given a reasonable time to review it, to consult with legal or other counsel of Executive’s own choice, and to negotiate at arm’s length with PSB as to its terms and contents.

25.	Acknowledgement by PSB.

          PSB represents and warrants that it is fully authorized and empowered to enter into this Agreement and that the performance of its obligations under this Agreement will not violate any agreement between PSB and any person, corporation, or other legal entity.

26.	Counterparts.

          This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

27.	Employee Handbook.

          Executive agrees to be fully bound by the terms of any Employee Handbook, Policy Manual, or other PSB materials now or hereafter established by PSB, provided that any such materials are applicable generally to all employees of PSB. In the event of any conflict between the terms of any such documents and this Agreement, the terms of this Agreement shall control.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) indicated.

     PACIFIC STATE BANK,
     A California corporation

By ________________________________             Dated: ___________________, 2009
      _____________________, [President or Board Member]

     EXECUTIVE:

____________________________	Dated: _____________, 2009
RICKY DEAN SIMAS